Exhibit 99.1

News Release

Commercial Metals Company Announces Completion of the Redemption of 2026 Senior Notes Outstanding Following the Expiration of Cash Tender Offer for 2026 Senior Notes

IRVING, Texas, February 19, 2021 – Commercial Metals Company (NYSE: CMC) (“CMC”) announced today that it has redeemed all of its outstanding 5.750% Senior Notes due 2026 (the “2026 Notes”) following the expiration of its cash tender offer (the “Tender Offer”) to purchase any and all of the 2026 Notes. Following the expiration of the Tender Offer, there was a total of approximately $272.2 million in aggregate principal of 2026 Notes outstanding that were redeemed on February 19, 2021 for an aggregate cash redemption price of approximately $287.5 million, including accrued and unpaid interest.

In addition, as of 12:00 midnight, New York City Time, February 16, 2021 (the “Expiration Time”), $66,000 in aggregate principal of 2026 Notes were tendered. These notes were repurchased on February 18, 2021 for $67,792 and brought the total aggregate principal of 2026 Notes tendered and repurchased in the Tender Offer to approximately $77.8 million, including amounts tendered by the early tender time, which were previously settled on February 3, 2021.

About Commercial Metals Company

Commercial Metals Company and its subsidiaries manufacture, recycle and fabricate steel and metal products, related materials and services through a network of facilities that includes seven electric arc furnace (“EAF”) mini mills, two EAF micro mills, two rerolling mills, steel fabrication and processing plants, construction-related product warehouses, and metal recycling facilities in the U.S. and Poland.

Forward-Looking Statements

This news release contains “forward-looking statements” which involve risks and uncertainties with respect to CMC’s expectations concerning the tender offer for the 2026 Notes. These forward-looking statements can generally be identified by phrases such as we or our management “expects,” “anticipates,” “believes,” “estimates,” “intends,” “plans to,” “ought,” “could,” “will,” “should,” “likely,” “appears,” “projects,” “forecasts,” “outlook” or other similar words or phrases. There are inherent risks and uncertainties in any forward-looking statements. We caution readers not to place undue reliance on any forward-looking statements.

Our forward-looking statements are based on management’s expectations and beliefs as of the time this news release is issued. Although we believe that our expectations are reasonable, we can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, new information or circumstances or any other changes. Important factors that could cause actual results to differ materially from our expectations include those described in Part I, Item 1A, Risk Factors, of our Annual Report on Form 10-K for the fiscal year ended August 31, 2020 and in Part II, Item 1A, Risk Factors of our subsequent Quarterly Reports on Form 10-Q as well as the following: changes in economic conditions which affect demand for our products or construction activity generally, and the impact of such changes on the highly cyclical steel industry; rapid and significant changes in the price of metals, potentially impairing our inventory values due to declines in commodity prices or reducing the profitability of our downstream contracts due to rising commodity pricing; impacts from COVID-19 on the economy, demand for our products and on our operations, including the responses of governmental authorities to contain COVID-19 and the impact from the distribution of various COVID-19 vaccines; excess capacity in our industry, particularly in China, and product availability from competing steel mills and other steel suppliers including import quantities and pricing; compliance with and changes in environmental laws and regulations, including increased regulation associated with climate change and greenhouse gas emissions; involvement in various environmental matters that may result in fines, penalties or judgments; potential limitations in our or our customers’ abilities to access credit and non-compliance by our customers with our contracts; activity in repurchasing shares of our common stock under our repurchase program; financial covenants and restrictions on the operation of our business contained in agreements governing our debt; our ability to successfully identify, consummate and integrate acquisitions, and the effects that acquisitions may have on our financial leverage; risks associated with acquisitions generally, such as the inability to obtain, or delays in obtaining, required approvals under applicable antitrust legislation and other regulatory and third party consents and approvals; lower than expected future levels of revenues and higher than expected future costs; failure or inability to implement growth strategies in a timely manner; impact of goodwill impairment charges; impact of long-lived asset impairment charges; currency fluctuations; global factors, such as trade measures, military conflicts and political uncertainties, including the impact of the 2020 U.S. election on current trade regulations, such as Section 232 trade tariffs, tax legislation and other regulations which might adversely impact our business; availability and pricing of electricity, electrodes and natural gas for mill operations; ability to hire and retain key executives and other employees; competition from other materials or from competitors that have a lower cost structure or access to greater financial resources; information technology interruptions and breaches in security; ability to make necessary capital expenditures; availability and pricing of raw materials and other items over which we exert little influence, including scrap metal, energy and insurance; unexpected equipment failures; losses or limited potential gains due to hedging transactions; litigation claims and settlements, court decisions, regulatory rulings and legal compliance risks; risk of injury or death to employees, customers or other visitors to our operations; civil unrest, protests and riots; new and clarifying guidance with regard to interpretation of certain provisions of the Tax Cuts and Jobs Act that could impact our assessment; and increased costs related to health care reform legislation.

Media Contact: Susan Gerber (214) 689-4300